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                                  EXHIBIT 21



                        SUBSIDIARIES OF INFRACORPS INC.
                             As of March 31, 2000



Name of Subsidiary                                        State of Incorporation
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InfraCorps of Virginia, Inc.                                      Virginia

InfraCorps Technology, Inc.                                       Virginia

InfraCorps International, Inc.                                    Virginia

InfraCorps of Florida, Inc.*                                      Virginia

IC Subsidiary, Inc.*                                              Virginia

ETS Analytical Services, Inc.*                                    Virginia

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* Inactive